Exhibit 3.2

BYLAWS

of

CREXUS INVESTMENT CORP.

A Maryland Corporation
Effective May 23, 2013

ARTICLE I

Offices

1.1 The principal office of the Corporation in the State of Maryland shall be located at 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202 or such other place as the Board of Directors may designate.

1.2 The Corporation may also have offices at such other places, within or outside of the State of Maryland, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meeting of Stockholders

2.1 Meetings of stockholders will be held at such places within or outside of the State of Maryland as may be fixed from time to time by the Board of Directors.

2.2 An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.

2.3 Special meetings of stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, and must be called by the President or the Secretary upon the written request of a majority of the directors or upon the written request of the holders of at least majority of all the outstanding shares of any class entitled to vote on the action proposed to be taken.  Any such special meeting shall be held on the date and at the time and place set by the Board of Directors.  Each written request must state the time, place and purpose or purposes of the proposed meeting. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.  A special meeting of stockholders called by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, other than one required to be called by reason of a written request of stockholders, may be cancelled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.

2.4 Written notice or notice by electronic transmission of each annual or special meeting of stockholders, stating the date, time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, must be given in the manner set forth in Article VI of these Bylaws not less than ten nor more than ninety days before the date of the meeting, to each stockholder entitled to vote at the meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting.

2.5 Except as otherwise required by law or the charter of the Corporation (the “Charter”), the presence in person or by proxy of holders of a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum.  If a matter to be voted upon at a meeting requires the affirmative vote of the holders of any class of stock voting separately, the presence in person or by proxy of holders of a majority in voting power of the shares of that class also will be necessary to constitute a quorum with regard to that matter.  If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may conclude the meeting or adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  Any business that could have been transacted at a meeting that is adjourned may be transacted at the adjourned meeting.

2.6 At any meeting of stockholders each stockholder having the right to vote may vote in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the secretary before or at the meeting.  No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

2.7 Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall entitle the holder thereof to cast one vote on each matter properly submitted to a vote at a duly-called meeting of stockholders.  A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.  Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter.  Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

2.8 Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.

2.9 Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of the Corporation.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

Directors

3.1 The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

3.2 The number of directors which will constitute the entire Board of Directors will be such number, not less than the minimum number required by the MGCL, nor more than thirteen, as is determined by a majority of the entire the Board of Directors at any regular meeting or at any special meeting called for that purpose and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.  Until further action by the Board of Directors, the number of directors which will constitute the entire Board of Directors will be one.  Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

3.3 Except as provided in Section 3.5 of this Article, the directors will be elected at each annual meeting of stockholders.  Except as otherwise provided by law, the Charter, or these Bylaws, each director elected will serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualifies.

3.4 Any or all of the directors may be removed for cause or without cause by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors, except that if a director is elected by the holders of one or more classes or series of stock, that director may be removed without cause only by the affirmative vote of holders of a majority of all the votes of that class or series, or those classes or series.

3.5 If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum.  Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors.  A director elected to fill a vacancy, including a vacancy created by a newly created directorship, will serve until the next succeeding annual meeting of stockholders and until his or her successor is elected and qualifies.

3.6 The Board of Directors, by the affirmative vote of a majority of the directors then in office or of the members of a committee that has as one of its purposes determining the compensation of directors, officers or employees, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors, officers, employees or otherwise.

ARTICLE IV

 Meetings of the Board of Directors

4.1 The first meeting of each newly elected Board of Directors will be held immediately following the annual meeting of the stockholders.  If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors.  If the first meeting is not held at that time and place, it will be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

4.2 Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Maryland, as is determined from time to time by the Board of Directors.

4.3 The Board of Directors may provide, by resolution, the time and place for the holding of regular or special meetings of the Board of Directors without other notice than such resolution.  Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, or by the Chief Executive Officer, President or the Secretary, and must be called by the President or the Secretary on at least two days’ notice at the written request of any two directors (or of the sole director if there is only one director). The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

4.4 Whenever notice of a meeting of the Board of Directors is required, the notice must be given in the manner set forth in Article VI of these Bylaws and must state the place, date and hour of the meeting.  Except as provided by law, the Charter, or other provisions of these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

4.5 A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting.

4.6 A director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by the director during his or her participation will be deemed taken at the meeting.

4.7 Any action of the Board of Directors may be taken without a meeting if all the members of the Board of Directors consent to the action in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of the Board of Directors.

ARTICLE V

Committees

5.1 The Board of Directors may appoint from among its members and one or more committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.  The Board of Directors may delegate to committees appointed under this Section 5.1 any of the powers of the Board of Directors, except as prohibited by law.

5.2 Each committee must keep regular minutes of its proceedings and report to the Board of Directors as and when the Board requires.  Unless the Board otherwise provides, a majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting of the committee.  The act of a majority of the committee members present at a meeting shall be the act of such committee.  The Board of Directors may designate a chairman of any committee and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide.  Unless a majority of the members of a committee determine otherwise with respect to that committee, the procedures of each committee will include permitting members to participate in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

5.3 Any action of a committee may be taken without a meeting if all the members of the committee consent to the action in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of the committee.

ARTICLE VI

Notices

6.1 Any notice to a stockholder may be given personally, by mail, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law.  If mailed, a notice will be deemed given when it is deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of stockholders. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.

6.2 Any notice to a director may be given personally, by telephone electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

6.3 Any person may waive notice of any meeting by signing a written waiver or by sending a waiver by electronic transmission, whether before or after the meeting.  In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

Officers

7.1 The officers of the Corporation will be a President, a Secretary and a Treasurer, and the Board of Directors may also elect a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, and such other officers as it may from time to time deem advisable.  Any two or more offices, except the offices of President and Vice President, may be held by the same person.  No officer except the Chairman of the Board need be a director of the Corporation.

7.2 Each officer will be elected by the Board of Directors and will hold office for such term, if any, as the Board of Directors will determine.  Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

7.3 The compensation of officers will be fixed by the Board of Directors or in such manner as it may provide.

7.4 The Chairman of the Board, if any, will preside at all meetings of the stockholders and of the Board of Directors and will have such other duties as from time to time may be prescribed by the Board of Directors.

7.5 The President will be the Chief Executive Officer of the Corporation, will have general charge of management of the business and affairs of the Corporation, subject to the control of the Board of Directors, and will see that all acts of the Board of Directors are carried into effect.  The President will preside over any meeting of the stockholders or the Board of Directors at which neither the Chairman of the Board nor a Vice Chairman of the Board is present.

7.6 The officers of the Corporation, other than the Chairman of the Board and the President, will have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the President, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

7.7 The Board of Directors may assign to officers or others descriptive titles (such as chief executive officer, chief operating officer, chief financial officer, principal accounting officer or general counsel) and may assign to vice presidents designations of priority (such as executive vice president, senior vice president or first vice president) or function (such as vice president – finance or a regional vice president).

7.8 The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VIII

Certificates for Shares

8.1 The Board of Directors may authorize the Corporation to issue some or all of the shares of any class or series of its stock without certificates.  In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL.  In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.  There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.  If shares of a class or series of stock are authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the secretary of the Corporation.

8.2 Any or all signatures upon a certificate may be a facsimile.  Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he, she or it were that officer, transfer agent or registrar at the date of issue.

8.3 The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed.  When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

8.4 The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed or accompanied by proper evidence of lawful succession, assignment or authority to transfer, will issue a new certificate to the person entitled to it, and will cancel the old certificate and record the transaction upon the books of the Corporation.

8.5 The Board of Directors may fix in advance a date as the record date for determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action.  Such date shall not be prior to the close of business on the day the record date is fixed and shall not be more than shall be more than ninety days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.  If no record date is fixed, the record date will be as provided by law.  A determination of stockholders entitled to notice of or to vote at any meeting of stockholders which has been made as provided in this Section will apply to any adjournment of the meeting.

8.6 The Corporation will for all purposes, be entitled to treat a person registered on its books as the owner of shares as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation will not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation has notice of the claim or interest of the other person, except as otherwise provided by law.

ARTICLE IX

Indemnification

9.1 To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise and who is made or threatened to be made a party to the proceeding from and against any claim or liability to which such person may become subject or for which person may incur by reason of his or her service in that capacity. The Corporation may, with the approval of the Board of Directors, or a duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

9.2 Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of these Bylaws or the Charter inconsistent with this Article, shall apply to or affect in any respect the applicability of Section 9.1 of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

9.3 The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

9.4 The provisions of this Article will be deemed retroactive and will include all acts of the officers and directors of the Corporation since the date of incorporation.

ARTICLE X

General Provisions

10.1 The corporate seal will have inscribed on it the name of the Corporation, the year of its creation, the words “CORPORATE SEAL MARYLAND,” and such other appropriate legend as the Board of Directors may from time to time determine.  Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

10.2 The books of the Corporation, except as such as are required by law to be kept within the State of Maryland, may be kept at such place or places within or outside of the State of Maryland as the Board of Directors may from time to time determine.

10.3 The fiscal year of the Corporation will end on the 31st of December of each year.

ARTICLE XI

Amendments

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

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